Exhibit 99.1

RMG NETWORKS COMPLETES SENIOR CREDIT FACILITY AMENDMENT

PAYS OFF JUNIOR CREDIT FACILITY AND REPAYS ALL BUT $8 MILLION OF SENIOR DEBT

Lowers Effective Interest Rate on Debt 400 Basis Points to 8%

Amends Covenants and Defers All Scheduled Principal Payments until 2018 Maturity

Saves an Estimated Over $5 Million in Debt Service in 2014

DALLAS, TX -- (Marketwired) -- 11/15/2013 -- RMG Networks Holding Corporation, or RMG Networks, (NASDAQ: RMGN) a leading provider of technology-driven video advertising and visual communications solutions, announced it has completed a Second Amendment to its senior credit facility and repaid all but $8 million of its existing debt. The amended term loan facility bears annual interest at a Base Rate plus 6.25% or at LIBOR plus 7.5% (currently 8% including LIBOR floor), at the election of the borrower. This significantly reduces the company’s effective interest rate on borrowings from approximately 12%. Consistent with the Company’s commitment to de-levering, the amendment also resets financial and operating covenants providing the company with substantial operating flexibility, eliminates quarterly principal amortization payments, and defers the entire unpaid portion of the facility until its maturity on April 19, 2018.

Combined with the $10 million of principal repaid in connection with the company’s follow-on equity offering in August, these most recent debt repayments and the credit facility amendment are expected to create interest and principal repayment savings in 2014 of over $5 million.

Garry McGuire, CEO of RMG Networks, commented, “We want to extend our thanks to our new administrative agent and continuing lender, Comvest Capital, for providing us with this flexible financing. The facility’s lower borrowing rate reduces our cost of capital significantly, and the amendments to our covenants provide us with the cushion we need to continue to invest in the growth of our business. De-levering our balance sheet was an important commitment we made to our shareholders, and our debt level now stands at $8.0 million, a more than reasonable level for a company at this point in our growth trajectory. Our focus remains on execution as we pursue our growth strategy to scale both organically and through selected acquisitions and to continue our leadership in the ad-tech-video media marketplace.”

ABOUT RMG NETWORKS

RMG Networks (NASDAQ:RMGN) is a global leader in the digital signage media industry.  The company delivers digital signage media solutions for corporate networks, consumer networks, and advertising networks, including nearly 70% of the Fortune 500. RMG operates an Advertising Media business unit that sells digital video advertising across a network of over 200,000 display screens, reaching 100 million consumers each month. RMG also operates an Enterprise Solutions business unit that provides digital signage data visualization solutions for a variety of application areas including contact centers, supply chain, employee communications, hospitality, higher education, financial services, healthcare and retail. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India, Singapore and the U.A.E. For more information, visit http://www.rmgnetworks.com.

FORWARD LOOKING STATEMENT

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, and efforts to grow our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the limited liquidity and trading volume of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For RMG Networks Holding Corporation

Investor

Carolyn M. Capaccio

212-838-3777

ir@rmgnetworks.com

or

Media

TallGrass Public Relations

Shawn Roberts

415-305-6456

shawn.roberts@tallgrasspr.com

Source: RMG Networks

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